AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1999


                                                Registration No. 333-
 ==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              UNIPHASE CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                        94-2579683
   (State or other jurisdiction                          (I.R.S. Employer
 of incorporation or organization)                     Identification Number)

                                 JDS FITEL, INC.
                             1994 STOCK OPTION PLAN
                             1996 STOCK OPTION PLAN
                              (Full Title of Plans)

                               Kevin N. Kalkhoven
          Chairman of the Board of Directors, and Chief Executive Officer
                               Uniphase Corporation
                              163 Baypointe Parkway
                           San Jose, California 95134
                     (Name and Address of Agent for Service)
                                 (408) 434-1800
           (Telephone number, including area code, of agent of service)

                                    COPY TO:

                           Christopher S. Dewees, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 813-5600



==============================================================================
                           CALCULATION OF REGISTRATION FEE
==============================================================================
                                     Proposed      Proposed
                                      Maximum       Maximum
                                     Offering      Aggregate      Amount of
  Title of Shares to   Amount to be  Price Per     Offering      Registration
    be Registered       Registered   Share(1)      Price(1)          Fee
---------------------- ------------ ----------- --------------- --------------
Common Stock, $0.001
  par value........... 2,174,5790  $150.50     $327,274,139.50  $96,545.87


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon an average of the high and low prices of Uniphase Corporation common stock reported on the Nasdaq National Market on June 23, 1999.
        In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Uniphase Corporation. (the
"Registrant") with the Securities and Exchange Commission (the
"Commission") are incorporated by reference herein:

(a)     The Registrant's Annual Report on Form 10-K (the "Annual
        Report"), which includes audited financial statements for the Registrant's latest fiscal year ending June 30, 1998.

(b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998, December 31, 1998 and March 31, 1999.

(c) The Registrant's Amended Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998 and December 31, 1998.

(d)     The Registrant's Current Report on Form 8-K dated as of
        January 8, 1999.

(e) The Registrant's Current Reports on Form 8-K/A dated as of August 24, 1998, August 25, 1998, and April 29, 1999.

(f) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A dated November 15, 1993, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Michael C. Phillips, a partner with Morrison & Foerster LLP, counsel to the Registrant, also serves as Senior Vice President of the Registrant.

Item 6. Indemnification of Directors and Officers.

The indemnification and liability of the Registrant's directors and officers are governed by Delaware law.
Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities that may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

The Registrant's Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant' for acts of omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreement also sets forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.


 Exhibit
 Number                       Exhibit Description
---------  ---------------------------------------------------------
   5.1     Opinion of Morrison & Foerster LLP

  23.1     Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

  23.2     Consent of Ernst & Young LLP, Independent Auditors

  23.3     Consent of Ernst & Young Accountants, Independent Auditors

  25.1     Power of Attorney (included on signature page hereto)


Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Uniphase Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 28, 1999.

                                          UNIPHASE CORPORATION


                                          By: /s/ KEVIN N. KALKHOVEN
                                                ----------------------
                                                Kevin N. Kalkhoven
                                                Chairman of the Board of
                                                Directors and Chief Executive
                                                Officer

                               POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kevin N. Kalkhoven and Anthony R. Muller, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          Signature                         Title                     Date
-----------------------------  -----------------------------------  -----------
  /s/ KEVIN N. KALKHOVEN       Chairman of the Board of Directors  June 28, 1999
-----------------------------  and Chief Executive Officer
  Kevin N. Kalkhoven           (Principal Executive Officer)


  /s/ ANTHONY R. MULLER        Senior Vice President, Chief        June 28, 1999
-----------------------------  Financial Officer and Secretary
  Anthony R. Muller            (Principal Financial and
                               Accounting Officer)


  /s/ ROBERT C. FINK           Director                            June 28, 1999
-----------------------------
  Robert C. Fink

  /s/ PETER A. GUGLIELMI       Director                            June 28, 1999
-----------------------------
  Peter A. Guglielmi

  /s/ STEPHEN C. JOHNSON       Director                            June 28, 1999
-----------------------------
  Stephen C. Johnson

  /s/ MARTIN A. KAPLAN         Director                            June 28, 1999
-----------------------------
  Martin A. Kaplan

  /s/ CATHERINE P. LEGO        Director                            June 28, 1999
-----------------------------
  Catherine P. Lego

  /s/ WILSON SIBBETT, Ph.D.    Director                            June 28, 1999
-----------------------------
  Wilson Sibbett, Ph.D.

  /s/ CASIMIR SKRZYPCZAK       Director                            June 28, 1999
-----------------------------
  Casimir Skrzypczak

  /s/ WILLEM HAVERKAMP         Director                            June 28, 1999
-----------------------------
  Willem Haverkamp

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                             INDEX TO EXHIBITS

 Exhibit
 Number                       Exhibit Description
---------  ---------------------------------------------------------
   5.1     Opinion of Morrison & Foerster LLP

  23.1     Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

  23.2     Consent of Ernst & Young LLP, Independent Auditors

  23.3     Consent of Ernst & Young Accountants, Independent Auditors

  25.1     Power of Attorney (included on signature page hereto)
